<PAGE 1>

As filed with the Securities and Exchange Commission on August 3, 2000

                           Registration Statement No. 33-________
_________________________________________________________________
_________________________________________________________________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
             ______________________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
             ______________________________________

                       BROWN & BROWN, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA                                           59-0864469
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

220 SOUTH RIDGEWOOD AVENUE
DAYTONA BEACH, FLORIDA                            32115
 (Address of Principal Executive Office)         (Zip Code)

                       BROWN & BROWN, INC.
         2000 INCENTIVE STOCK OPTION PLAN FOR EMPLOYEES
                    (Full title of the plan)
                     ______________________

                        LAUREL L. GRAMMIG
          VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       BROWN & BROWN, INC.
                401 E. JACKSON STREET, SUITE 1700
                      TAMPA, FLORIDA 33602
             (Name and address of agent for service)
                         (813) 222-4100
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
                  |             |   Proposed |   Proposed   |              |
     Title of     |    Amount   |    maximum |   maximum    |  Amount of   |
    securities | to be | offering | aggregate | registration | to be registered | Registered | price | offering | fee |
                  |             |  per share*|   price*     |              |
__________________|_____________|____________|______________|______________|
                  |             |            |              |              |
Common stock, par |             |            |              |              |
value $.10 per    |    300,000  |   $47.71   |$14,313,000.00|  $3,778.63   |
share.............|    shares   |            |              |              |
__________________|_____________|____________|______________|______________|

* Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of common stock of the registrant as reported on the New York Stock Exchange on July 31, 2000.

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                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by Brown & Brown, Inc. f/k/a Poe & Brown, Inc. (the "Company") with the Commission are incorporated by reference:

      (1) The Company's annual report on Form 10-K for the year ended December 31, 1999;

      (2) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000;

      (3) The Company's Proxy Statement, dated March 15, 2000, for the Company's 2000 Annual Meeting of Shareholders; and

      (4) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, File Number
33-58090, filed with the Commission on February 10, 1993, as amended.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Florida corporation.  Reference is made to
Section 607.0850 of the Florida Business Corporation Act, which permits, and in some cases requires, indemnification of directors, officers, employees, and agents of the Company under certain circumstances and subject to certain limitations.

      Under Article VII of the Company's Bylaws, the Company is required to indemnify its officers and directors, and officers and directors of certain other corporations serving as such at the request of the Company, against all costs and liabilities incurred by such persons by reason of their having been an officer or director of the Company or such other corporation, provided that such indemnification shall not apply with respect to any matter as to which such officer or director shall be finally adjudged to have been individually guilty of gross negligence or willful malfeasance in the performance of his or her duty as a director or officer, and provided further that the indemnification shall, with respect to any settlement

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of  any suit, proceeding, or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, proceeding, or claim when, in the judgment of the Board of Directors, such settlement and reimbursement appeared to be for the best interests of the Company.

      The  Compensation  Committee  of  the  Company's  Board  of
Directors (the "Committee") has authority to grant options to employees under the Company's 2000 Incentive Stock Option Plan for Employees being registered hereunder (the "Plan"), and is responsible for the general administration and interpretation of the Plan. The Plan provides that members of the Committee (and any officers or employees of the Company to whom authority to act for the Board of Directors or the Committee is delegated) have a right to indemnification with respect to claims arising against them individually as a result of their administration of the Plan. This right does not apply in the case where such person is adjudged liable for gross negligence, bad faith, or intentional misconduct in the performance of his or her duties.

      The Company has purchased insurance with respect to, among other things, liabilities that may arise under the statutory provisions referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

      4  -     Brown & Brown, Inc. 2000 Incentive Stock Option
Plan for Employees

      5  -     Opinion of the Company's General Counsel as to
               the   legality   of   the  securities  being   registered
               hereunder

     23a  -    Consent of Arthur Andersen LLP, independent
               certified public accountants

     23b -     Opinion of the Company's General Counsel (included in
               Exhibit 5)

     24a -     Powers of attorney for individual directors

     24b - Resolutions adopted by the Board of Directors and certified by the Secretary of the Company

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

           (1)   to  file, during any period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement:

               (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

<PAGE 4>

individually or in the aggregate, represent a fundamental
change   in   the  information  set  forth  in  the  registration
statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED,  HOWEVER,  that  paragraphs  (a)(1)(i)  and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                           SIGNATURES

THE  REGISTRANT.  Pursuant to the requirements of the  Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on July 31, 2000.

                              BROWN & BROWN, INC.

                              By:       *
                                 _____________________________
                                 J. Hyatt Brown, President and
                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature                    Title                              Date
_________                    _____                              ____

           *
______________________       Chairman of the Board, President   July 31, 2000
J. Hyatt Brown               and Chief Executive Officer
                             (Principal Executive Officer)

           *                 Director                           July 31, 2000
______________________
 Samuel P. Bell, III

           *                 Director                           July 31, 2000
______________________
Bradley Currey, Jr.

           *                 Director                           July 31, 2000
______________________
Jim W. Henderson

           *                 Director                          July 31, 2000
______________________
David H. Hughes

           *                 Director                          July 31, 2000
______________________
Theodore J. Hoepner

           *                 Director                          July 31, 2000
______________________
Toni Jennings

           *                 Director                          July 31, 2000
______________________
Jan E. Smith

           *                 Vice President, Treasurer and     July 31, 2000
_______________________       Chief Financial Officer (Principal
Cory T. Walker                Financial and Accounting Officer)


*By: /S/ LAUREL L. GRAMMIG
    _______________________
      Laurel L. Grammig
      Attorney-in-Fact

<PAGE 6>

                            EXHIBITS

Exhibit 4      Brown & Brown, Inc. 2000 Incentive Stock Option
               Plan for Employees

Exhibit 5 Opinion of the Company's General Counsel as to the legality of the securities being registered hereunder

Exhibit 23a Consent of Arthur Andersen LLP, independent certified public accountants

Exhibit 23b Opinion of the Company's General Counsel (included in Exhibit 5)

Exhibit 24a Powers of attorney for individual directors and certain officers

Exhibit 24b Resolutions adopted by the Board of Directors and certified by the Secretary of the Company